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                                                                  Exhibit 10.21

                           AMENDMENT NUMBER ONE TO THE
                               T.A. KYSER COMPANY
                          EMPLOYEE STOCK OWNERSHIP PLAN
               (AS AMENDED AND RESTATED, EFFECTIVE MARCH 17, 1997)

         T.A. Kyser Co., a corporation organized under the laws of the State of Nevada (hereinafter referred to as "Company"), makes this Amendment Number One to the T.A. Kyser Company Employee Stock Ownership Plan (As Amended and Restated, Effective March 17, 1997) (hereinafter referred to as "Plan"). It is intended that this Amendment Number One and the Plan qualify, under Sections 401
(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended ("Code"), and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). It is also intended that the T.A. Kyser Company Employee Stock Ownership Trust (As Amended and Restated, Effective March 17, 1997) be exempt from tax under Section 501(a) of the Code. Amendment Number One and the Plan shall be interpreted whenever possible, to comply with the terms of the Code, ERISA and all formal regulations and rulings.

                                   WITNESSETH:

         WHEREAS, T.A. Kyser Co. (formerly known as "Kyser Company") established the Kyser Company Employee Stock Ownership Plan on July 5, 1989, effective August 1, 1988;

         WHEREAS, the Kyser Company Employee Stock Ownership Plan was amended by Amendment Number 1 on September 10, 1990, which was effective August 1, 1988;

         WHEREAS, Kyser Company subsequently changed its name to "T.A.
Kyser Co.;"

         WHEREAS, the Kyser Company Employee Stock Ownership Plan was amended by Amendment Number 2 on October 25, 1990, which was effective October 25, 1990;

         WHEREAS, Amendment Number 2 to the Kyser Company Employee Stock Ownership Plan changed the name of the Kyser Company Employee Stock Ownership Plan to the "T.A. Kyser Company Employee Stock Ownership Plan;"

         WHEREAS, the T.A. Kyser Company Employee Stock Ownership Plan was amended and restated on June 30, 1995, effective August 1, 1989 (except that the provisions which were required to be effective before this date in accordance with the Tax Reform Act of 1986 were generally applicable to the Plan Years beginning after 1988, unless an earlier or later effective date was required pursuant to a statute or Treasury Regulation or as stated in such plan);

         WHEREAS, the T.A. Kyser Company Employee Stock Ownership Plan was amended by Amendment Number 1 on April 18, 1996, which was effective August 1, 1989;

         WHEREAS, T.A. Kyser Company amended and substituted the T.A. Kyser Company Employee Stock Ownership Plan, in restated form, on July 2, 1997, effective March 17, 1997, known as the T.A. Kyser Company Employee Stock Ownership Plan (As Amended and Restated, Effective March 17, 1997);

                                     1.


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         WHEREAS, T.A. Kyser Co. continued, in a separate instrument, the T.A.
Kyser Company Employee Stock Ownership Trust (As Amended and Restated, Effective March 17, 1997) which is and becomes a part of the T.A. Kyser Company Employee Stock Ownership Plan (As Amended and Restated, Effective March 17, 1997);

         WHEREAS, T.A. Kyser Co. desires to adopt Amendment Number One to the Plan to clarify certain provisions of the Plan and to bring the Plan into compliance with the Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997;

         WHEREAS, Section 13.02 of the Plan, authorizes the Company to make amendments to the Plan; and

         NOW, THEREFORE, in consideration of the above premises, the Company hereby amends the Plan in accordance with this Amendment Number One. Amendment Number One is hereby adopted as an appendix to the Plan.

         1. Section 1.28 of the Plan entitled "Leased Employees" is hereby amended by deleting the existing Section 1.28 in its entirety and by substituting the following new Section 1.28 in its stead as follows:

                  "Sec. 1.28. LEASED EMPLOYEES. The Plan treats a Leased Employee as an Employee of the Employer. A Leased Employee is an individual (who otherwise is not an Employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the employer within the meaning of Code Section l44(a)(3)) on a substantially full time basis for at least one
         (1) year and who (a) for Plan Years beginning before January 1, 1997, performs services historically performed by employees in the Employer's business field or (b) for Plan Years beginning after December 31, 1996, performs services under the primary direction and control of the Employer. If a Leased Employee is treated as an Employee by reason of this Section 1.28, "Compensation" includes Compensation from the leasing organization which is attributable to services performed for the Employer.

                  The Plan does not treat a Leased Employee as an Employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, twenty percent (20%) or less of the Employer's Employees (other than Highly Compensated Employees) are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a non-integrated contribution formula equal to at least ten percent (10%) of the employee's compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the ten percent (10%) contribution on the basis of compensation as defined in Code Section 415(c)(3) plus Elective Contributions (as defined in Section 1.78 hereof).

                                     2.

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                  The ESOP Committee must apply this Section 1.28 in a manner consistent with Code Sections 414(n) and 414(o) and the Treasury Regulations issued under those Code Sections. The ESOP Committee will reduce a Leased Employee's allocation of Employer contributions under this Plan by the Leased Employee's allocation under the leasing organization's plan, but only to the extent that allocation is attributable to the Leased Employee's service provided to the Employer."

         2. Section 6.01 of the Plan entitled "Time of Payment of Accrued Benefit" is hereby amended by deleting the existing Section 6.01 in its entirety and by substituting the following new Section 6.01 in its stead as follows:

            "Sec. 6.01. TIME OF PAYMENT OF ACCRUED BENEFIT. Unless, pursuant to Section 6.03 hereof, the Participant or the Beneficiary elects in writing to a different time or method of payment, the ESOP Committee will direct the Trustee to commence distribution of a Participant's Nonforfeitable Accrued Benefit in accordance with this
         Section 6.01. A Participant must consent, in writing, to any distribution required under this Section 6.01 if the present value of the Participant's Nonforfeitable Accrued Benefit at the time of the distribution to the Participant exceeds, or at the time of any prior distribution exceeded, Five Thousand Dollars ($5,000) (Three Thousand Five Hundred Dollars [$3,500] for Plan Years beginning on or before August 5, 1997) and the Participant has not attained the later of Normal Retirement Age or age sixty-two (62). A distribution date under this Article VI, unless otherwise specified within the Plan, is October 1 of each Plan Year or as soon as administratively practicable following a distribution date. For purposes of the consent requirements under this Article VI, if the present value of the Participant's Nonforfeitable Accrued Benefit, at the time of any distribution exceeds, or at the time of any prior distribution exceeded, Five Thousand Dollars ($5,000) (Three Thousand Five Hundred Dollars [$3,500] for Plan Years beginning on or before August 5, 1997), the ESOP Committee must treat that present value as exceeding Five Thousand Dollars ($5,000) (Three Thousand Five Hundred Dollars [$3,500] for Plan Years beginning on or before August 5, 1997), for purposes of all subsequent Plan distributions to the Participant. For purposes of applying this Section 6.01, a Participant's Account shall not include any Employer Securities acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which the loan is repaid in full subject to the minimum distribution requirements of Section 40l(a)(9) of the Code, death, or Disability of a Participant, or the Participant reaching Normal Retirement Age or his Early Retirement Date.

                  (A)      SEPARATION FROM SERVICE FOR A REASON OTHER THAN
                           DEATH.

                           (1) PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT NOT EXCEEDING $5,000. If the Participant's Nonforfeitable Accrued Benefit does not exceed Five Thousand Dollars ($5,000) (Three Thousand Five Hundred Dollars [$3,500] for Plan Years beginning on or before August 5, 1997), and if the Participant's Separation from Service is for any reason

                                     3.

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                  other than death or Disability, the ESOP Committee will
                  direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a lump sum as soon as possible following the close of the Plan Year in which the Participant incurs a one (1) year break in service. Notwithstanding anything to the contrary in this Paragraph, for distributions made after December 31, 1992, the Participant may elect to have his Nonforfeitable Accrued Benefit distributed, in whole or in part, directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover and at the time and in the manner prescribed by the ESOP Committee; provided, however, the Direct Rollover portion of the distribution qualifies as an Eligible Rollover Distribution.

                           (2) PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT EXCEEDS $5,000. If the Participant's Nonforfeitable Accrued Benefit Exceeds Five Thousand Dollars ($5,000) (Three Thousand Five Hundred Dollars [$3,500] for Plan Years beginning on or before August 5, 1997), and if the Participant's Separation from Service is for any reason other than death or Disability, the ESOP Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a form and at the time elected by the Participant, pursuant to Section 6.03 hereof.

                           (3) DISABILITY. If the Participant's Separation from Service is because of Disability, the ESOP Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in a form and at the time elected by the Participant, pursuant to Section 6.03 hereof. In the absence of an election by the Participant, the ESOP Committee will direct the Trustee to commence distribution of the Participant's Nonforfeitable Accrued Benefit in a lump sum on the sixtieth (60th) day following the close of the Plan Year in which the Participant's Separation from Service occurs, subject to the notice and consent requirements of this
                  Article VI and to the applicable mandatory commencement dates described in Paragraph (1) or in Paragraph (2) of this Section 6.01(A).

                  (B) REQUIRED BEGINNING DATE. If any distribution commencement date described under Paragraph (A) of this Section 6.01, either by Plan provision or by Participant election (or nonelection), is later than the Participant's Required Beginning Date, the ESOP Committee instead must direct the Trustee to make distribution on the Participant's Required Beginning Date. For Plan Years beginning after December 31, 1996, the Required Beginning Date of a Participant (other than a more than five percent (5%) owner) is the April 1 of the calendar year following the later of: (i) the year in which the Participant attains age seventy and one-half (70 1/2) or (ii) the calendar year in which occurs the Retirement of the Participant. For Plan Years beginning before December 31, 1996 (and for Plan Years beginning after December 31, 1996, in the case of a more than five percent (5%) owner), a Participant's Required Beginning Date is April 1 following the close of the calendar year in which the Participant attains age seventy and one-half (70 1/2). However, if the Participant, prior to incurring a

                                    4.

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         Separation from Service, attained age seventy and one-half
         (70 1/2) by January l, 1988, and, for the five (5) Plan Year period ending in the calendar year in which he attained age seventy and one-half (70 1/2) and for all subsequent years, the Participant was not a more than five percent (5%) owner, the Required Beginning Date is the April 1 following the close of the calendar year in which the Participant Separates from Service or, if earlier, the April 1 following the close of the calendar year in which the Participant becomes a more than five percent (5%) owner. Furthermore, if a Participant who was not a more than five percent (5%) owner attained age seventy and one-half (70 1/2) during 1988 and did not incur a Separation from Service prior to January 1, 1989, his Required Beginning Date is April 1, 1990. A mandatory distribution at the Participant's Required Beginning Date will be in lump sum unless the Participant, pursuant to the provisions of this Article VI, makes a valid election to receive an alternative form of payment.

                  (C) DEATH OF THE PARTICIPANT. The ESOP Committee will direct the Trustee, in accordance with this Section 6.01(C), to distribute to the Participant's Beneficiary the Participant's Nonforfeitable Accrued Benefit remaining in the Trust at the time of the Participant's death.

                           (1) DECEASED PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT DOES NOT EXCEED $5,000. If the deceased Participant's Nonforfeitable Accrued Benefit does not exceed Five Thousand Dollars ($5,000) (Three Thousand Five Hundred Dollars [$3,500] for Plan Years beginning on or before August 5, 1997), the ESOP Committee must direct the Trustee to distribute the deceased Participant's Nonforfeitable Accrued Benefit in a lump sum not later than one (1) year following the Participant's death or, if later, the date on which the ESOP Committee receives notification of or otherwise confirms the Participant's death. Notwithstanding anything to the contrary in this Paragraph, for distributions made after December 31, 1992, the Participant's Beneficiary (if such Beneficiary is the Participant's surviving spouse) may elect to have his Nonforfeitable Accrued Benefit distributed, in whole or in part, directly to an Eligible Retirement Plan specified by the Participant's Beneficiary in a Direct Rollover and at the time and in the manner prescribed by the ESOP Committee; provided, however, the Direct Rollover portion of the distribution qualifies as an Eligible Rollover Distribution.

                           (2) DECEASED PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT EXCEEDS $5,000. If the deceased Participant's Nonforfeitable Accrued Benefit exceeds Five Thousand Dollars ($5,000) (Three Thousand Five Hundred Dollars [$3,500] for Plan Years beginning on or before August 5, 1997), the ESOP Committee will direct the Trustee to distribute the deceased Participant's Nonforfeitable Accrued Benefit at the time and in the form elected by the Participant or, if applicable, by the Beneficiary, as permitted under this Article VI. In the absence of an election, the ESOP Committee will direct the Trustee to distribute the Participant's undistributed Nonforfeitable Accrued Benefit in a lump sum as soon as

                                      5.

                  administratively practicable following the close of the Plan Year in which the Participant's death occurs or, if later, the first distribution date following the date the ESOP Committee receives notification of or otherwise confirms the Participant's death.

                           If the death benefit is payable in full to the
                  Participant's surviving spouse, the surviving spouse, in addition to the distribution options provided in this Section 6.0l(C), may elect distribution at any time or in any form this Article VI would permit for a Participant."

         3. Section 6.02 of the Plan entitled "Method of Payment of Accrued Benefit" is hereby amended by deleting the existing Section 6.02 in its entirety and by substituting the following new Section 6.02 in its stead as follows:

                  "Sec. 6.02. METHOD OF PAYMENT OF ACCRUED BENEFIT. Subject to any restrictions prescribed by Section 6.03 hereof and subject to
         Section 6.05 hereof, a Participant or Beneficiary may elect distribution under the following methods:

                  (A) DEATH, DISABILITY OR RETIREMENT. In the event of death, Disability or the attainment of Normal Retirement Age or Early Retirement Date, a Participant's Account shall, at the request of such Participant, be distributed as follows not later than one (1) year after the close of the Plan Year in which such event occurs:

                           (1) PLAN YEARS PRIOR TO AUGUST 1, 1994. For Plan Years beginning prior to August 1, 1994, distribution of the Participant's Account will be made in a lump sum.

                           (2) PLAN YEARS BEGINNING ON OR AFTER AUGUST 1, 1994. For Plan Years beginning on or after August 1, 1994, distribution of the Participant's Account will be made in substantially equal annual installments over a period of five
                  (5) years; provided, however, that if the value of such Account exceeds five hundred thousand dollars ($500,000), the term of the distribution shall be five (5) years, plus one (1) year (but not more than five (5) additional years) for each one hundred thousand dollars ($100,000) (or fraction thereof) by which the value of such Account exceeds five hundred thousand dollars ($500,000).

                  (B) OTHER TERMINATION OF PARTICIPATION. In the event a Participant terminates employment for reasons other than death, Disability or the attainment of Normal Retirement Age or Early Retirement Date, the Participant's vested Account Balance will, at the request of such Participant, be distributed as follows:

                           (1) PLAN YEARS BEGINNING PRIOR TO AUGUST 1, 1994. For Plan Years beginning prior to August 1, 1994, if a Participant is not reemployed before the end of the fifth
                  (5th) Plan Year following the Plan Year in which the Participant terminates employment, distribution of the

                                      6.

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                  Participant's Account will be made in a lump sum not later than one (1) year after the close of the fifth (5th) Plan Year following the Plan Year in which the Participant terminates employment.

                           (2) PLAN YEARS BEGINNING ON OR AFTER AUGUST 1, 1994. For Plan Years beginning on or after August 1, 1994, if a Participant is not reemployed before the end of the fifth
                  (5th) Plan Year following the Plan Year in which the Participant terminates employment, distribution of the Participant's Account will commence not later than one (1) year after the close of the fifth (5th) Plan Year following the Plan Year in which the Participant terminates employment. Distribution of such Account will be made in substantially equal annual installments over a period of five (5) years; provided, however, that if the value of such Account exceeds five hundred thousand dollars ($500,000), the term of the distribution shall be five (5) years, plus one (1) year (but not more than five (5) additional years) for each one hundred thousand dollars ($100,000) (or fraction thereof) by which the value of such Account exceeds five hundred thousand dollars ($500,000).

                           (3) TIME OF DISTRIBUTION. Notwithstanding anything in this Section 6.02 to the contrary, effective for Plan Years beginning on or after August 1, 1993, in the event a Participant's employment is terminated for reasons other than death, Disability or attaining Normal Retirement Age or Early Retirement Date, distribution of the Participant's Account shall commence no later than one (1) year after the close of the Plan Year in which the earliest of the following events occurs:

                                    (a)      the Participant's Normal
                           Retirement Date;

                                    (b)      the Participant's death; or

                                    (c)      the Participant's Disability.

                  (C) DIRECT ROLLOVER. At the time the Participant is entitled to receive a distribution under Subsection (A) or (B) of
         Section 6.02 hereof, the Participant's Account, in whole or in part, shall be distributed directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover and at the time and in the manner prescribed by the ESOP Committee; provided, however, the Direct Rollover portion of the distribution qualifies as an Eligible Rollover Distribution.

                  Distribution options (A) or (B) permitted under this Section
         6.02 are available only if the present value of the Participant's Nonforfeitable Accrued Benefit at the time of the distributions to the Participant exceeds, or at the time of any prior distribution exceeded, Five Thousand Dollars ($5,000) (Three Thousand Five Hundred Dollars [$3,500] for Plan Years beginning on or before August 5, 1997). If a Participant elects distribution option (C), the Participant's Account, in

                                       7.

         whole or in part, shall be distributed directly to the Eligible Retirement Plan specified by the Participant in a Direct Rollover and at the time and in the manner prescribed by the ESOP Committee; provided, however, the Direct Rollover portion of the distribution qualifies as an Eligible Rollover Distribution.

                  To facilitate installment payments under this Article VI, the ESOP Committee may direct the Trustee to segregate all or any part of the Participant's Accrued Benefit in a Segregated Account. The Participant's Segregated Account will be invested in federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated Account remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. Notwithstanding any other provision herein, the Participant may elect to commence distribution on any later distribution date as provided under Treasury Regulation Section 1.411(d)-4.

                  (D) MINIMUM DISTRIBUTION REQUIREMENTS FOR PARTICIPANTS. The ESOP Committee may not direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit, nor may the Participant elect to have the Trustee distribute his Nonforfeitable Accrued Benefit, under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code
         Section 401(a)(9) and the applicable Treasury Regulations. The minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued Benefit as of the latest Valuation Date preceding the beginning of the calendar year divided by the Participant's life expectancy (as determined under Article VIII hereof, subject to the requirements of the Treasury Regulations under Code
         Section 401(a)(9). The ESOP Committee will increase the Participant's Nonforfeitable Accrued Benefit, as determined on the relevant Valuation Date, for Employer contributions or Participant Forfeitures allocated after the Valuation Date and by July 31 of the valuation calendar year, and will decrease the valuation by distributions made after the Valuation Date and by July 31 of the valuation calendar year. For purposes of this valuation, the ESOP Committee will treat any portion of the minimum distribution for the first distribution calendar year made after the close of that year as a distribution occurring in that first distribution calendar year. In computing a minimum distribution, the ESOP Committee must use the unisex life expectancy multiples under Treasury Regulation Section 1.72-9. The ESOP Committee, only upon the Participant's written request, will compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. The ESOP Committee may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant's life expectancy.

                  If the Participant's spouse is not his designated Beneficiary, a method of payment to the Participant (whether by Participant election or by ESOP Committee direction) may not provide more than incidental benefits to the

                                       8.

         Beneficiary. The Plan must satisfy the minimum distribution incidental benefit ("MDIB") requirement in the Treasury Regulations issued under Code Section 401 (a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participant's death. To satisfy the MDIB requirement, the ESOP Committee will compute the minimum distribution required by this Section 6.02(A) by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the ESOP Committee will compute the minimum distribution required by this Section 6.02(A) solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor. For Plan Years beginning prior to January 1, 1989, the Plan satisfies the incidental benefit requirement if the distributions to the Participant satisfied the MDIB requirement or if the present value of the retirement benefits payable solely to the Participant is greater than fifty percent (50%) of the present value of the total benefits payable to the Participant and his Beneficiary. The ESOP Committee must determine whether benefits to the Beneficiary are incidental as of the date the Trustee is to commence payment of the retirement benefits to the Participant, or as of any date the Trustee redetermines the payment period to the Participant.

                  The minimum distribution for the first distribution calendar year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date falls, is due by December 31 of that year. If the Participant receives distribution in the form of a Nontransferable Annuity Contract, the distribution satisfies this Section 6.02(A) if the contract complies with the requirements of Code Section 401(a)(9) and the applicable Treasury Regulations.

                  (E) MINIMUM DISTRIBUTION REQUIREMENTS FOR BENEFICIARIES. The method of distribution to the Participant's Beneficiary must satisfy Code Section 401(a)(9) and the applicable Treasury Regulations. If the Participant's death occurs after his Required Beginning Date, the method of payment to the Beneficiary must provide for completion of payment over a period which does not exceed the payment period which had commenced for the Participant. If the Participant's death occurs prior to his Required Beginning Date, the method of payment to the Beneficiary must provide for completion of payment to the Beneficiary over a period not exceeding: (i) five (5) years after the date of the Participant's death; or (ii) if the Beneficiary is a designated Beneficiary, the designated Beneficiary's life expectancy. The ESOP Committee may not direct payment of the Participant's Nonforfeitable Accrued Benefit over a period described in clause (ii) unless payment to the designated Beneficiary will commence no later than the December 31 following the close of the calendar year in which the Participant's death occurred or, if later, and the designated Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant would have attained age seventy and one-half
         (70 1/2). If a distribution will be made in accordance with clause
         (ii), the minimum distribution for a calendar year equals the Participant's Nonforfeitable Accrued

                                      9.

         Benefit as of the latest Valuation Date preceding the beginning of the calendar year divided by the designated Beneficiary's life expectancy. The ESOP Committee must use the unisex life expectancy multiples under Treasury Regulation Section 1.72-9 for purposes of applying this paragraph. The ESOP Committee, only upon the written request of the Participant or of the Participant's surviving spouse, will recalculate the life expectancy of the Participant's surviving spouse not more frequently than annually, but may not recalculate the life expectancy of a nonspouse designated Beneficiary after payment to the designated Beneficiary begins. The ESOP Committee will apply this paragraph by treating any amount paid to the Participant's child, which becomes payable to the Participant's surviving spouse upon the child's attaining the age of majority, as paid to the Participant's surviving spouse. Upon the Beneficiary's written request, the ESOP Committee must direct the Trustee to accelerate payment of all, or any portion, of the Participant's unpaid Accrued Benefit, as soon as administratively practicable following the effective date of that request."

         4. Section 6.03 of the Plan entitled "Benefit Payment Elections" is hereby amended by deleting the existing Section 6.03 in its entirety and by substituting the following new Section 6.03 in its stead as follows:

                  "Sec. 6.03. BENEFIT PAYMENT ELECTIONS. Not earlier than ninety
         (90) days, but not later than thirty (30) days, before the Participant's Annuity Starting Date, the ESOP Committee must provide a benefit notice to a Participant who is eligible to make an election under this Section 6.03. The benefit notice must explain the optional forms of benefit in the Plan, including the material features and relative values of those options, and the Participant's right to defer distribution until he attains Normal Retirement Age or age sixty-two
         (62).

                  If a Participant or Beneficiary makes an election prescribed by this Section 6.03, the ESOP Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit in accordance with that election. Any election under this Section 6.03 is subject to the requirements of Section 6.02 hereof. The Participant or Beneficiary must make an election under this Section 6.03 by filing his election form with the ESOP Committee at any time before the Trustee otherwise would commence to pay a Participant's Accrued Benefit in accordance with the requirements of Article VI hereof.

                  (A) PARTICIPANT ELECTIONS AFTER SEPARATION FROM SERVICE. If the present value of a Participant's Nonforfeitable Accrued Benefit exceeds Five Thousand Dollars ($5,000) (Three Thousand Five Hundred Dollars [$3,500] for Plan Years beginning on or before August 5, 1997), he may elect to have the Trustee commence distribution as of any distribution date, but not earlier than October 1 following the close of the Plan Year in which the Participant's Separation from Service occurs. The Participant may reconsider an election at any time prior to the Annuity Starting Date and elect to commence distribution as of any other distribution date, but not earlier than the date described in the first sentence of this Paragraph (A). Following his attainment of Normal Retirement

                                    10.

         Age or Early Retirement Date, a Participant who has Separated from Service may elect distribution as of any distribution date, regardless of the restrictions otherwise applicable under this
         Section 6.03(A). If the Participant is partially vested in his Accrued Benefit, an election under this Paragraph (A) to distribute prior to the Participant's incurring a Forfeiture Break in Service (as defined in Section 5.08 hereof), must be in the form of a cash-out distribution (as defined in Article V hereof). A Participant may not receive a cash-out distribution if, prior to the time the Trustee actually makes the cash-out distribution, the Participant returns to employment with the Employer.

                  (B) PARTICIPANT ELECTIONS PRIOR TO SEPARATION FROM SERVICE. After a Participant attains Normal Retirement Age or Early Retirement Date, the Participant, until he retires, has a continuing election to receive all or any portion of his Accrued Benefit. A Participant must make an election under this Section 6.03(B) on a form prescribed by the ESOP Committee at any time during the Plan Year for which his election is to be effective. In his written election, the Participant must specify the percentage or dollar amount he wishes distributed to him. The Participant's election relates solely to the percentage or dollar amount specified in his election form and his right to elect to receive an amount, if any, for a particular Plan Year greater than the dollar amount or percentage specified in his election form terminates on the Accounting Date. A distribution to a Participant must be made in accordance with his election under this Section 6.03(B) within the ninety (90) day period (or as soon as administratively practicable) after the Participant files his written election with the ESOP Committee. The balance of the Participant's Accrued Benefit not distributed pursuant to his election(s) will be distributed in accordance with the other distribution provisions of this Plan.

                  (C) DEATH BENEFIT ELECTIONS. If the present value of the deceased Participant's Nonforfeitable Accrued Benefit exceeds Five Thousand Dollars ($5,000) (Three Thousand Five Hundred Dollars [$3,500] for Plan Years beginning on or before August 5, 1997), the Participant's Beneficiary may elect to have the Participant's Nonforfeitable Accrued Benefit distributed in a form and within a period permitted under Section 6.02 hereof. The Beneficiary's election is subject to any restrictions designated in writing by the Participant and not revoked as of his date of death.

                  (D) EMPLOYER SECURITIES ACQUIRED BY AN EXEMPT LOAN. Notwithstanding anything to the contrary herein, for any Employer Securities acquired with the proceeds of an Exempt Loan, distribution under this Section shall not be required until the first distribution date following the close of the Plan Year in which such loan has been fully repaid subject to the minimum distribution requirements of
         Section 401(a)(9) of the Code and subject to the Participant's death, Disability, or reaching Normal Retirement Age or Early Retirement Date.

                  (E) ELECTION TO POSTPONE DISTRIBUTION OF BENEFITS. If the present value of a Participant's Nonforfeitable Accrued Benefit exceeds Five Thousand

                                       11.

         Dollars ($5,000) (Three Thousand Five Hundred Dollars [$3,500] for
         Plan Years beginning on or before August 5, 1997), he may elect to postpone the distribution of the Nonforfeitable Accrued Benefit under the Plan as provided in Sections 6.02 and 6.03(A) hereof. Upon request, the ESOP Committee will direct the Trustee to provide the Participant electing to postpone his distribution of his Nonforfeitable Accrued Benefit with the necessary election forms.

                  (F) DIRECT ROLLOVER ELECTION. Notwithstanding anything to the contrary herein, for distributions made after December 31, 1992, at the time the Participant is entitled to receive a distribution, any Participant who is considered a "Distributee" and who receives an Eligible Rollover Distribution may elect to have all or any portion of the distribution transferred directly to an Eligible Retirement Plan. Upon request, the ESOP Committee will direct the Trustee to provide the Distributee with the necessary forms.

                  (G) ADVANCE DISTRIBUTIONS. At the request of a Participant who is then one hundred percent (100%) vested in his Accrued Benefit, and who has participated in this Plan for eight (8) or more years subsequent to July 31, 1988, the ESOP Committee shall direct the Trustee to pay to the Participant an advance distribution not to exceed twenty-five percent (25%) of the Participant's vested Accrued Benefit as then estimated by the ESOP Committee, provided the Participant is then employed by the Employer.

                  Notwithstanding the foregoing, advance distributions shall not be permitted with respect to any amounts allocated to a Participant's Account after December 1, 1985, except for distributions necessary to meet a hardship constituting immediate and heavy financial need.

                  The ESOP Committee, in its sole discretion, shall determine in a uniform and nondiscriminatory manner, whether the Participant's hardship constitutes an immediate and heavy financial need, based on all relevant facts and circumstances. The following are financial needs considered immediate and heavy: medical expenses (within the meaning of Section 213(d) of the Code) incurred by the Participant, the Participant's spouse, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Participant; payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse, children, or dependents; or the need to prevent eviction of the Participant from, or a foreclosure on the mortgage of, the Participant's principal residence. Notwithstanding the foregoing, a distribution will not be considered as necessary to satisfy an immediate and heavy financial need of the Participant unless (i) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer, and (ii) the distribution is not in excess of the amount of an immediate and heavy financial need.

                                      12.

                  If an advance distribution is made, a Participant shall again be eligible to receive an additional ten percent (10%) advance distribution for reason of hardship constituting immediate and heavy financial need, provided the Participant is then employed by the Employer, one time during each five (5) calendar year interval subsequent to the calendar year in which the Participant received the first advance distribution. If any advance distribution is made, the Participant's Accrued Benefit when computed will be reduced by the amount of such advance.

                  (H) PAYMENT OF BENEFITS. Notwithstanding anything in this Plan to the contrary, payment of a Participant's Accrued Benefit will commence, unless the Participant otherwise elects, no later than the sixtieth (60th) day after the close of the Plan Year (or if later after the Accrued Benefit is determined) in which the latest of the following events occur:

                           (1) The attainment by the Participant of age sixty-five (65);

                           (2) The Participant's actual retirement from the employ of the Employer; or

                           (3) The tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan.

         5. Section 6.07 of the Plan entitled "Distributions Under Domestic Relations Order" is hereby amended by deleting the existing Section
6.07 in its entirety and by substituting the following new Section 6.07 in its stead as follows:

                  "Sec. 6.07. DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan prevents the ESOP Committee from complying with the provisions of a qualified domestic relations order (as defined in Code Section 414(p)). This Plan specifically permits distribution to an Alternate Payee under a qualified domestic relations order at any time regardless of whether the Participant has attained his earliest retirement age (as defined under Code Section 414(p)) under the Plan. A distribution to an Alternate Payee prior to the time the Participant reaches his earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the Alternate Payee to authorize an earlier distribution; and (2) the order requires the Alternate Payee's consent to such distribution prior to the Participant's attainment of his earliest retirement age if the present value of the Alternate Payee's benefits under the Plan exceeds Five Thousand Dollars ($5,000) (Three Thousand Five Hundred Dollars [$3,500] for Plan Years beginning on or before August 5, 1997). Nothing in this Section 6.07 allows a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the Alternate Payee to receive a form of payment not otherwise permitted under the Plan. For any Employer Securities acquired with the proceeds of an Exempt Loan, distribution under this Section 6.07 shall not be required until such Exempt Loan is repaid in full unless required by the Code.

                                    13.

                  The ESOP Committee must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the ESOP Committee promptly will notify the Participant and any Alternate Payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the ESOP Committee must determine the qualified status of the order and must notify the Participant and each Alternate Payee, in writing, of its determination. The ESOP Committee must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

                  If any portion of the Participant's Nonforfeitable Accrued Benefit is payable during the period the ESOP Committee is making its determination of the qualified status of the domestic relations order, the ESOP Committee must make a separate accounting of the amounts payable. If the ESOP Committee determines the order is a qualified domestic relations order within eighteen (18) months of the date amounts first are payable following receipt of the order, the ESOP Committee will direct the Trustee to distribute the payable amounts in accordance with the order. If the ESOP Committee determines that the order is not a qualified domestic relations order or does not make its determination of the qualified status of the order within the eighteen
         (18) month determination period, the ESOP Committee will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the ESOP Committee later determines the order is a qualified domestic relations order.

                  To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the ESOP Committee may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Plan, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. Any payments or distributions required under this Section 6.07 will be made by separate benefit checks or other separate distribution to the Alternate Payee(s)."

         6. Section 8.11 of the Plan entitled "Participant Voting Rights - Employer Securities" is hereby amended by deleting the existing Section 8.11 of the Plan, as amended, in its entirety, and by substituting the following new
Section 8.11 in its stead, as follows:

                  "Sec. 8.11. PARTICIPANT VOTING RIGHTS - EMPLOYER SECURITIES. Notwithstanding any provision contained in the Plan to the contrary, voting rights on Employer Securities shall be as follows:

                  (A) With respect to Employer Securities held in the Participants' Employer Securities Accounts which are not part of a registration-type class of

                                       14.

         securities (as defined in Code Section 409(e)(4)), a Participant has the right to direct the Trustee regarding the voting of such Employer Securities allocated to his Employer Securities Account with respect to any corporate matter which involves the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as the Department of Treasury may prescribe in regulations. On other corporate matters requiring a vote of the shareholders, the Trustee shall properly vote such Employer Securities which are held in the Employer Securities Accounts of the Participants. As to any Employer Securities allocated to the Participant's Employer Securities Account which are part of a registration-type class of securities, the voting rights providing in this Section 8.11 extend to all corporate matters requiring a vote of stockholders. The Trustee shall vote Employer Securities held in Participant Employer Securities Accounts for which it has not received direction or for which it has not received a valid direction from a Participant (or Beneficiary) as part of the Plan Assets.

                  Each Participant (or Beneficiary) who timely provides instructions to the Trustee shall be entitled to direct the Trustee how to vote Employer Securities allocated to such Participant's Employer Securities Account in accordance with this Section 8.11. In order to implement these voting directions, the Trustee shall provide each Participant (or Beneficiary) with proxy solicitation materials or other notices or information statements which are distributed to Company shareholders, together with a form requesting confidential instructions, as to the manner in which Employer Securities allocated to the Participants' Employer Securities Accounts are to be voted. Each Participant (or Beneficiary) shall, as a named fiduciary (as described in Section 403(a)(1) of ERISA), direct the Trustee with respect to the vote of such Employer Securities which are allocated to the Employer Securities Account of the Participant. Reasonable means shall be employed by the Trustee to provide confidentiality with respect to the voting by such Participant (or Beneficiary) and the Trustee shall hold such directions in confidence and shall not divulge or release such directions to any person, including the Company or any director, officer, employee or agent of the Company, it being the intent of this provisions of this Section 8.11 to ensure that the Company (and its directors, officers, employees and agents) cannot determine the direction given by any Participant (or Beneficiary). Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe.

                           (1)      With respect to shares of Employer
                  Securities held in the Unallocated Employer Securities Account which are part of a registration-type class of securities, and which are not part of a registration-type class of securities, the Trustee shall properly vote such Employer Securities which are held in the Unallocated Employer Securities Account for or against any proposal. If all Employer Securities are held in the Unallocated Employer Securities Accounts on the date when a matter is

                                       15.

                  submitted to a vote of the Company's shareholders, the Trustee shall properly vote such Employer Securities for or against any proposal.

                           (2) Notwithstanding any provision contained in this Section 8.11, the Trustee shall not vote as directed by and shall not effectuate the Participant (or Beneficiary) directions in a manner which are or would result in a violation of ERISA or would not be in the best interest of the Participant (or Beneficiary). In the event of the items set forth in the preceding sentence, the Trustee, in its discretion, shall properly vote the Employer Securities as part of the Plan Assets in a manner which is in the best interest of the Participants (or Beneficiaries).

                           (3) If any provision contained in or action required by this Section 8.11 violates any provision of ERISA, the Trustee shall comply with the provisions of ERISA."

         7. Section 9.01 of the Plan entitled "Members' Compensation, Expenses" is hereby amended by deleting the existing Section 9.01 in its entirety and by substituting the following new Section 9.01 in its stead as follows:

                  "Sec. 9.01. ESOP COMMITTEE MEMBERS. The Company may appoint an ESOP Committee to administer the Plan, the members of which may or may not be Participants in the Plan, or which may be the Plan Administrator acting alone. In the absence of an ESOP Committee appointment, the following shall apply:

                           (a) the Plan Administrator will assume only those powers, duties and responsibilities of the ESOP Committee to fulfill all ministerial functions under the Plan; and

                           (b) the Trustee will assume all other powers, duties and responsibilities of the ESOP Committee to fulfill all other functions of the ESOP Committee under the Plan.

                  The members of the ESOP Committee will serve without compensation for services as such, but the Employer will pay all expenses of the ESOP Committee, except to the extent the Trust properly pays for such expenses."

         8. Article XIII of the Plan entitled "Miscellaneous" is hereby amended by added a new Section 12.28 as follows:

                  "Sec. 12.28. USERRA COMPLIANCE. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code."

         9. Section 13.06 of the Plan entitled "Complete Termination" is hereby amended by deleting the existing Section 13.06 in its entirety and by substituting the following new Section 13.06 in its stead as follows:

                                       16.

                  "Sec. 13.06. COMPLETE TERMINATION. Upon termination of the Plan, the distribution provisions of Article VI hereof remain operative, with the following exceptions:

                  (A) If the present value of the Participant's Nonforfeitable Accrued Benefit does not exceed Five Thousand Dollars ($5,000)(Three Thousand Five Hundred Dollars [$3,500] for Plan Years beginning on or before August 5, 1997), the ESOP Committee will direct the Trustee to distribute the Participant's Nonforfeitable Accrued Benefit to him in lump sum as soon as administratively practicable after the Plan terminates; and

                  (B) if the present value of the Participant's Nonforfeitable Accrued Benefit exceeds Five Thousand Dollars ($5,000)(Three Thousand Five Hundred Dollars [$3,500] for Plan Years beginning on or before August 5, 1997), the Participant or the Beneficiary, in addition to the distribution events permitted under
         Article VI hereof, may elect to have the Trustee commence distribution of his Nonforfeitable Accrued Benefit as soon as administratively practicable after the Plan terminates.

                  To liquidate the Trust, the ESOP Committee will purchase, or direct the Trustee to purchase, a deferred annuity contract for each Participant which protects the Participant's distribution rights under the Plan, if the Participant's Nonforfeitable Accrued Benefit exceeds Five Thousand Dollars ($5,000) (Three Thousand Five Hundred Dollars [$3,500] for Plan Years beginning on or before August 5, 1997) and the Participant does not elect an immediate distribution pursuant to Paragraph (B) of this Section 13.06. The Trust will continue until the Trustee, in accordance with the direction of the ESOP Committee, has distributed all of the benefits under the Plan.

                  On each Valuation Date, the ESOP Committee will credit, or direct the Trustee to credit, any part of a Participant's Accrued Benefit retained in the Trust with its proportionate share of the Trust's income, expenses, gains and losses, both realized and unrealized. Upon termination of the Plan, the amount, if any, in a suspense account under Article III hereof will revert to the Employer, subject to the conditions of the Treasury Regulations permitting such a reversion. A resolution or amendment to freeze all future benefit accrual, but otherwise to continue maintenance of this Plan, is not a termination for purposes of this Section 13.06."

         IN ALL OTHER RESPECTS, the Plan is hereby ratified and confirmed.

                                       17.

         IN WITNESS WHEREOF, the Company has executed this Amendment Number One to the Plan in multiple copies on this 12 day of JUNE ,1998, to be effective the 1st day of August, 1997, unless otherwise specified or required by law.

                                  COMPANY:

                                  T.A. KYSER CO.


                              By: \s\ C. Garry HendrickS
                                  -------------------------------------------
                                  C. Garry Hendricks, Chief Executive Officer











                                       18.